Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements (Nos. 333-196344, 333-211893, 333-211894, 333-214571, 333-218542, 333-232094 and 333-239313) on Form S-8 and (Nos. 333-211375, 333-217255, 333-221089, 333-228353, 333-233570, 333-234370, 333-246336 and 333-254242) on Form S-3 of our report dated March 14, 2022, with respect to the consolidated financial statements of Resonant Inc.

/s/ KPMG LLP

Irvine, California
March 14, 2022